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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-19199 of Thermedics Detection Inc. on Form S-1 of our report dated January 29, 1997 (relating to the consolidated financial statements of Rutter & Co. B.V. for the period from January 25, 1996 to December 28, 1996, not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the use in this Amendment No. 2 to Registration Statement No. 333-19199 of Thermedics Detection Inc. on Form S-1 of our report dated March 13, 1996 (except for the disclosures included in the supplementary information under the caption "United States Generally Accepted Accounting Principles (U.S. GAAP)" which is as of December 20, 1996) relating to the consolidated financial statements of Rutter & Co. B.V. for the two years ended December 31, 1995 appearing in this Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche Registeraccountants

Almelo, The Netherlands

February 17, 1997